UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):     May 14, 2013

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-10786	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

Aegion Corporation (the “Company”) held its 2013 Annual Meeting (the “Annual Meeting”) of Stockholders on May 14, 2013. Four proposals were submitted to the Company’s stockholders at the Annual Meeting. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 4, 2013. The final results for the votes regarding each proposal are set forth below. As of the March 18, 2013 record date for the Annual Meeting, there were 39,186,506 shares of common stock outstanding and entitled to vote, of which 34,268,495 shares of common stock were represented in person or by proxy at the Annual Meeting.

1.     The stockholders elected nine directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of stockholders in 2014 or until their successors are duly elected and qualified. The votes regarding this proposal were as follows:

Director	Votes For (% of votes cast)	Votes Withheld	Broker Non-Vote
J. Joseph Burgess	31,105,055 (99.2%)	257,188	2,906,252
Stephen P. Cortinovis	31,105,609 (99.2%)	256,634	2,906,252
Stephanie A. Cuskley	31,235,025 (99.6%)	127,218	2,906,252
John P. Dubinsky	31,104,012 (99.2%)	258,231	2,906,252
Charles R. Gordon	31,231,689 (99.6%)	130,554	2,906,252
Juanita H. Hinshaw	31,093,800 (99.1%)	268,443	2,906,252
M. Richard Smith	31,230,441 (99.6%)	131,802	2,906,252
Alfred L. Woods	31,108,166 (99.2%)	254,077	2,906,252
Phillip D. Wright	31,229,308 (99.6%)	132,935	2,906,252

2.     The stockholders approved an advisory resolution relating to executive compensation. The votes regarding this proposal were as follows:

Votes For (% of votes cast)	Votes Against	Abstained	Broker Non-Votes
30,963,713 (98.7%)	179,999	218,531	2,906,252

3.     The stockholders approved the Aegion Corporation 2013 Employee Equity Incentive Plan. The votes regarding this proposal were as follows:

Votes For (% of votes cast)	Votes Against	Abstained	Broker Non-Votes
24,857,588 (79.3%)	6,439,845	64,810	2,906,252

4.     The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2013. The votes regarding this proposal were as follows:

Votes For (% of votes cast)	Votes Against	Abstained	Broker Non-Votes
33,921,825 (99.0%)	253,980	92,690	0

*     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

	By:	/s/ David F. Morris
David F. Morris
Senior Vice President, General Counsel and Chief Administrative Officer
Date: May 16, 2013